Exhibit 1.3

AMENDMENT NO. 2 TO AT MARKET ISSUANCE SALES AGREEMENT

December 16, 2020

Ladies and Gentlemen:

Alterity Therapeutics Limited (formerly Prana Biotechnology Ltd) (the “Company”), B. Riley Securities, Inc. (formerly B. Riley FBR, Inc. (successor by merger to FBR Capital Markets & Co.)) (“B. Riley”) and JonesTrading Institutional Services LLC (“JonesTrading” and together with B. Riley, the “Agents”) are parties to that certain At Market Issuance Sales Agreement dated October 13, 2016, as amended on November 8, 2017 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The parties, intending to be legally bound, hereby amend the Original Agreement as follows:

1. Paragraph 1 of Section 1 of the Original Agreement is hereby amended to replace:

“The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agents, American Depositary Shares (the “ADSs”), each representing sixty (60) fully paid ordinary shares in the capital of the Company (the “Ordinary Shares”), for up to an aggregate of $44,460,787 (the “Placement Shares”) provided however, that in no event shall the Company issue or sell through the Agents such number of Placement Shares that (a) would cause the Company to not satisfy the eligibility requirements for use of Form F-3 (including Instruction I.B.5. thereof), (b) would cause the Company to breach the Listing Rules of the Australian Securities Exchange (“ASX”) or (c) for which the aggregate offering price exceeds the aggregate dollar amount of ADSs registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, (the lesser of (a), (b) and (c), the “Maximum Amount”).”

With

“The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agents, American Depositary Shares (the “ADSs”), each representing sixty (60) fully paid ordinary shares in the capital of the Company (the “Ordinary Shares”), for up to an aggregate of $55,124,764 (the “Placement Shares”), inclusive of the $5,124,764 previously sold pursuant to this Agreement, provided however, that in no event shall the Company issue or sell through the Agents such number of Placement Shares that (a) would cause the Company to not satisfy the eligibility requirements for use of Form F-3 (including Instruction I.B.5. thereof), (b) would cause the Company to breach the Listing Rules of the Australian Securities Exchange (“ASX”) or (c) for which the aggregate offering price exceeds the aggregate dollar amount of ADSs registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, (the lesser of (a), (b) and (c), the “Maximum Amount”).”

2. Paragraph 2 of Section 1 of the Original Agreement is hereby amended to replace:

“The Company has filed, in accordance with the provisions of the United States Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission a registration statement on Form F-3 (File No. 333-220886), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”). The Company has prepared a prospectus supplement specifically relating to the Placement Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agents, for use by the Agents, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.””

With,

“The Company has filed, in accordance with the provisions of the United States Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission a registration statement on Form F-3 (File No. 333-249311), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”). The Company has prepared a prospectus supplement specifically relating to the Placement Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agents, for use by the Agents, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, or any subsequent registration statement on Form F-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Placement Shares, is herein called the “Registration Statement.””

3. Section 6(v) is deleted in its entirety and replaced with the following:

“(i) At the time of filing the Registration Statement and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company met the then applicable requirements for use of Form F-3 under the Securities Act, including compliance with General Instruction I.B.5 of Form F-3. As of the close of trading on the Exchange on November 16, 2020, the aggregate market value of the notional number of ADSs representing the number of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the Securities Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was approximately $82,188,297 (calculated by multiplying (x) the price at which the ADSs of the Company were last sold on the Exchange on November 16, 2020) times (y) the number of Non-Affiliate Shares). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.5 of Form F-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.”

4. All references to “October 13, 2016 (as amended by Amendment No. 1 to At Market Issuance Sales Agreement, dated November 8, 2017)” set forth in Schedule 1 and Exhibit 7(l) of the Original Agreement are revised to read “October 13, 2016 (as amended by Amendment No. 1, dated November 8, 2017, and Amendment No. 2, dated December 16, 2020)”.

5. Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

6. Entire Agreement; Amendment; Severability. This Amendment No. 2 to the Original Agreement together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment No. 2; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, and the reference to “time of execution of this Agreement” set forth in Section 13(a) shall continue to refer to the time of execution of the Original Agreement.

7. Applicable Law; Consent to Jurisdiction. This amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

8. Waiver of Jury Trial. The Company and the Agents each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this amendment or any transaction contemplated hereby.

9. Counterparts. This amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission.

10. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agents, shall be delivered to:

B. Riley Securities, Inc.

299 Park Avenue

New York, NY 10171

Attention: General Counsel

Telephone: (212) 457-9947

Email: atmdesk@brileyfin.com

and

JonesTrading Institutional Services LLC

900 Island Park Drive, Suite 160

Daniel Island, SC 29492

Attn: Burke Cook

Email: burke@jonestrading.com

with a copy to:

Duane Morris, LLP

1540 Broadway

New York, NY 10036

Attention: Dean M. Colucci

Telephone: (973) 424-2020

Email: dmcolucci@duanemorris.com

and if to the Company, shall be delivered to:

Alterity Therapeutics Limited

Level 3, 460 Bourke Street

Melbourne, VIC 3000, Australia

Attention: Kathryn Andrews

Telephone: 011-61-3-9349-4906

Email: KAndrews@alteritytherapeutics.com

with a copy to:

Carter Ledyard & Milburn LLP

2 Wall Street

New York, NY 10005

Attention: Steven J. Glusband, Esq.

Telephone: 212-238-8605

Email: glusband@clm.com

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding among the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Original Agreement between the Company and the Agents.

Very truly yours,

Executed by Alterity Therapeutics Limited ACN 080 699 065 acting by the following persons:

/s/ Geoffrey Kempler	/s/ Kathryn Andrews
Chairman and CEO	Chief Financial Officer
Geoffrey Kempler	Kathryn Andrews

B. RILEY SECURITIES, INC.

	By:	/s/ Patrice McNicoll
	Name:	Patrice McNicoll
	Title:	Co-Head of Investment Banking

JONESTRADING INSTITUTIONAL SERVICES LLC

	By:	/s/ Trent McNair
	Name:	Trent McNair
	Title:	Chief Financial Officer

[Signature page to Amendment No. 2 to At Market Issuance Sales Agreement]